UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2018

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2018, RAIT Financial Trust’s (“RAIT”) subsidiary, RAIT Asset Holdings IV, LLC (“RAIT IV”), as seller, and Melody RE II, LLC (the “Purchaser”), as purchaser, entered into a Purchase and Sale Agreement (the “Sale Agreement”) setting forth the terms and conditions of a transaction intended to result in the transfer to the Purchaser of approximately $61.2 million aggregate par amount of RAIT IV’s retained interests in two securitizations consolidated by RAIT into its financial statements, RAIT 2015-FL5 Trust (“FL5”) and RAIT 2016-FL6 Trust (“FL6”). RAIT IV is the holder of:

•	60% of the units (the “FL5 Interests”) of RAIT – Melody 2016 Holdings, LLC (“Holdings 2016”), which controls RAIT – Melody 2016 Holdings Trust. This trust owns various classes of non-investment grade bonds and the equity of FL5 (the “JV FL5 Securities”), with the remaining 40% of the units of Holdings 2016 being held by affiliates of the Purchaser.

•	60% of the units (the “FL6 Interests”) of RAIT – Melody 2017 Holdings, LLC (“Holdings 2017”), which controls RAIT – Melody 2017 Holdings Trust. This trust owns various classes of non-investment grade bonds and the equity of FL6 (the “JV FL6 Securities”), with the remaining 40% of the units of Holdings 2017 being held by affiliates of the Purchaser.

On the terms and subject to the conditions, including, without limitation, the satisfaction of customary closing conditions, of the Sale Agreement, RAIT IV agreed to sell to the Purchaser all of the FL5 Interests and the FL6 Interests (collectively, the “Interests”) at the closing (the “Closing”) contemplated by the Sale Agreement. The purchase price to be paid at the Closing by Purchaser to RAIT IV for the Interests is: (i) with respect to the FL5 Interests, $32,469,036 (the “Holdings 2016 Purchase Price”) and (ii) with respect to the FL6 Interests, $22,163,166 (collectively, with the Holdings 2016 Purchase Price, the “Purchase Price”).    The Purchaser put into escrow a $500,000 deposit upon signing the Sale Agreement and such deposit plus interest thereon will be credited against the Purchase Price paid at Closing. The Closing of the transactions must occur on or before June 27, 2018. At Purchaser’s option, upon written notice to RAIT IV at least ten days prior to the closing date, RAIT IV agreed to provide short-term financing (the “Seller Financing”) to Purchaser or an affiliate thereof on the terms, and subject to the conditions, contained in the term sheet attached as an exhibit to the Sale Agreement to fund a portion of the Purchase Price. The Purchase Agreement was also signed by affiliates of the Purchaser solely as to designated provisions of the Purchase Agreement that, among other things, waived their tag along rights under the organizational documents for Holdings 2016 and Holdings 2017 in defined circumstances and by the escrow agent solely as to designated provisions of the Purchase Agreement relating to the escrow thereunder and acting as the “real estate reporting person” for specified tax purposes thereunder.

The above summary of the Sale Agreement does not purport to be complete and is qualified in its entirety by the Sale Agreement attached to this report as Exhibit 10.1 and incorporated by reference herein.

RAIT expects to continue to service and special service the loans in FL5 and FL6 after the sales of the Interests. RAIT expects to deconsolidate FL5 and FL6 upon the sale of the Interests. At March 31, 2018, RAIT’s consolidated balance sheet reflected the following significant assets and liabilities related to FL5 and FL6: approximately (i) $277.6 million of commercial mortgage loans based on principal amount, (ii) $46.8 million of restricted cash related to loans that paid off after the March 2018 remittance date, and (iii) $263.2 million of indebtedness based on principal amount.

As previously disclosed, RAIT, RAIT IV and other affiliates of RAIT (collectively, the “Issuer Parties”) received a notice (the “February Letter”) on February 14, 2018 from ARS VI Investor I, LP (the “Investor”), the investor holding all of the outstanding Series D Cumulative Redeemable Preferred Shares of RAIT (the “ Series D Preferred Shares ”) and the linked preferred units (the “Preferred Units”) of RAIT IV, describing purported breaches of documents related to the Series D Preferred Shares and Preferred Units. By entering into the Sale Agreement, the Issuer Parties satisfied the previously disclosed condition set forth in the previously disclosed extension agreement (the “Extension Agreement”) between the Issuer Parties and the Investor to extend the time when the February Letter becomes effective to the end of a period (the “Extended Effective Date Period”) ending 3:00 p.m. (Eastern time) on June 29, 2018. The Issuer Parties dispute that any breaches exist under the documents related to the Preferred Units or Series D Preferred Shares. RAIT IV intends to use any net proceeds it receives at the closing contemplated by the Sale Agreement, including the assignment of any note evidencing any Seller Financing, to consummate the previously disclosed redemption of a portion of the Preferred Units, which would result in the cancellation of a corresponding number of Series D Preferred Shares contemplated by the Extension Agreement.

Forward-Looking Statements

This report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by RAIT’s use of forward-looking terminology such as “will,” “expects,” “continue,” “intend,” or other similar words or terms. Such forward-looking statements include, but are not limited to, statements regarding RAIT’s expectations regarding RAIT IV’s ability to sell the Interests pursuant to the Sale Agreement; RAIT’s expectations regarding continuing to service and special service the loans in FL5 and FL6 after the sale of the Interests; RAIT’s expectations regarding the deconsolidation of FL5 and FL6 upon the sale of the Interests; and RAIT’s expectations as to claims made in the February Letter or transactions contemplated by the Extension Agreement. Such statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, strategies or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, whether RAIT IV and the Purchaser, will be able to satisfy the terms and conditions, including the closing conditions, of the Sale Agreement and complete the sale of the Interests described above; whether RAIT will be able to continue to serve as servicer and special servicer for FL5 and FL6 after any sale of the Interests, particularly whether RAIT will adequately address the previously disclosed concerns of a rating agency in RAIT’s continuing as servicer; the impact of any deconsolidation by RAIT of FL5 and FL6; final accounting determinations on gains or losses realized in the event the Interests are sold for prices that differ from their carrying value or if asset valuations are adjusted in the process of revaluating assets when they are characterized as held for disposition or sale;; whether the Issuer Parties will successfully address the claims made in the February Letter and successfully complete transactions contemplated by the Extension Agreement; and other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase and Sale Agreement dated as of June 14, 2018 by and between RAIT Asset Holdings IV, LLC, as seller, and Melody RE II, LLC, as purchaser, and, solely as to designated provisions, Land Services USA, Inc., Melody Capital Partners Onshore Credit Fund L.P., Melody Capital Partners FDB Credit Fund LLC, Melody Special Situations Offshore Credit Mini-Master Fund, L.P. and Melody Capital Partners Offshore Credit Mini-Master Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

June 15, 2018	By:	/s/ John J. Reyle
	Name:	John J. Reyle
	Title:	Interim Chief Executive Officer, Interim President and General Counsel